MORRIS, DAVIS & CHAN LLP Certified Public Accountants
Exhibit 1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72672) of Chevron Corporation of our report dated May 19, 2006 relating to the financial statements, which appear in this Form 11-K.
June 14, 2006
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